Exhibit 99.1

Jacobs to Acquire Remaining Stake in PA Consulting

Full ownership of a leading innovation and transformation consultancy enables Jacobs to realize value of future performance and accelerate our strategy to redefine the asset lifecycle

Acquisition gives Jacobs further entry into adjacent, high-value advisory, transformation and artificial intelligence (AI) arenas with improved margin structure and significant cross-collaboration potential across complementary customer base

Agreement to acquire all PA shares not currently held by Jacobs for upfront consideration of £1.216 billion ($1.6 billion)1

Expected to be accretive to adjusted EPS2 in the first 12 months after close

The transaction is expected to close by the end of Jacobs’ fiscal 2026 second quarter

DALLAS, Jan. 5, 2026 /PRNewswire/ – Jacobs (NYSE: J) and PA Consulting, a leading innovation and transformation consultancy, have reached an agreement for Jacobs to acquire the remaining stake in PA Consulting, which is primarily held by PA existing and former employees. Jacobs’ further investment in PA creates a global advisory powerhouse for clients – delivering solutions that enhance capital efficiency, accelerate innovation and drive lasting value.

The total upfront consideration for the remaining stake will be approximately £1.216 billion ($1.6 billion), reflecting a valuation for 100% of the business of approximately £3.05 billion, or 13.0x expected calendar year 2025 adjusted EBITDA2 before synergies, and 12.3x including estimated synergies. The transaction also includes £75 million in deferred consideration which is expected to be paid in Jacobs’ shares valued on the second anniversary of the transaction closing. The transaction has been unanimously approved by Jacobs’ Board of Directors and PA’s Stakeholder Representatives. PA’s Stakeholder Representatives and members of the key leadership team have given irrevocable undertakings to vote in favor of the transaction.

Jacobs Chair and CEO Bob Pragada said: “Since our strategic investment in March 2021, our collaboration with PA Consulting has accelerated profitable growth and reinforced Jacobs’ leadership as we redefine the asset lifecycle — embedding us earlier in client journeys and expanding our impact across strategy, transformation and advisory. Jacobs’ deep understanding of infrastructure delivery, capital asset cycles and highly technical program management complement PA Consulting’s strategic advisory, innovation and transformation capabilities – together enabling us to transform bold ideas into practical, optimized outcomes for our clients.”

“This is a key milestone for our business and underscores our disciplined approach for return-focused capital allocation and our priority to drive sustained value creation,” Pragada added. “Our partnership during the past 4+ years demonstrates we are positioned to enhance Jacobs’ margin profile even further and unlock synergies, including new cross-sell opportunities.”

PA Consulting CEO Christian Norris said: “By fully bringing together the expertise of PA and Jacobs, we can better empower clients to overcome today’s complexities and embrace tomorrow’s opportunities with confidence. We know that, together, we’re making a positive difference to businesses, economies and societies. Investing and extending PA’s valuable brand and positioning in innovation and transformation consulting will enable us to tackle the broadest range of client challenges. Looking ahead, I’m excited to build on what we’ve achieved for clients so far and deliver even greater impact as one global company.”

Strategic and Financial Rationale for the Combination

The transaction represents the next step in the collaboration between Jacobs and PA Consulting and is expected to bring multiple strategic and financial benefits:

•

Strengthen end-to-end asset lifecycle: Combined business enhances Jacobs’ ability to deliver full asset lifecycle from front-end strategy and design through build, operations and maintenance, positioning Jacobs as a more comprehensive partner to clients.

•

Expand presence in high-growth, resilient sectors: Full ownership of PA strengthens Jacobs’ presence in high-growth and historically resilient sectors such as advanced manufacturing, life sciences and critical infrastructure, including energy and transportation. The transaction will also expand participation in advisory and AI/digital projects. Together Jacobs and PA will accelerate AI business transformation across the enterprise, both internally and externally for clients.

•

Enhance go-to-market value proposition: Full ownership will enable broader and more integrated collaboration in pursuit of joint bids which is expected to accelerate our current positive momentum in both the volume and win rates for joint business opportunities.

•

Bring complementary capabilities to clients: PA’s strategic advisory and data analysis capabilities are highly complementary to Jacobs’ project management and technical engineering tool kit and together the combined company will be well-positioned to capture the increasing demand from clients who require a more comprehensive and consultative provider of solutions. The combined capabilities are particularly well-suited for the wave of investment in AI data centers, power generation, regionalized supply chains, advanced pharmaceutical facilities and critical infrastructure resilience.

•

Streamlined governance and decision-making structure: The combined company will benefit from simpler governance and operations, streamlined decision-making, and realization of synergies. Integration process will be staged to build on successful collaboration to date, all while maintaining sales momentum.

•

Drives higher margins, accretion to EPS and strong returns: Transaction is expected to increase Jacobs’ adjusted EBITDA margin[3] post-close. For reference, had Jacobs fully owned PA Consulting for all of FY25, our adjusted EBITDA margin[3] would have been 14.5% compared to our actual adjusted EBITDA margin[3] of 13.9%. Expected cost synergies of £12-15 million are targeted to be realized within 24 months post close. The transaction is expected to be accretive to adjusted EPS in the first 12 months after closing.[2]

Transaction Terms and Financing

The transaction is structured with Jacobs acquiring the remaining stake of PA Consulting, which is primarily held by PA existing and former employees, for upfront consideration of approximately £1.216 billion, which is inclusive of expected adjustments up through the anticipated closing date. The upfront consideration, net of certain transaction expenses payable by the shareholders, will be paid 80% in cash and 20% in Jacobs’ shares.

The transaction also includes deferred consideration of £75 million which is payable in Jacobs’ shares as valued on the two-year anniversary following closing, cash, or a combination thereof, at Jacobs’ election. Jacobs intends to fund the cash portion of the upfront consideration through a combination of cash-on-hand and existing and incremental debt facilities.

The transaction will primarily be implemented by way of a U.K. Scheme of Arrangement and is subject to the satisfaction of customary closing conditions, including the approval of the current shareholders of PA and the U.K. Court (pursuant to the Scheme). The transaction is expected to close by the end of Jacobs’ fiscal 2026 second quarter.

Advisors

Centerview Partners LLC and Perella Weinberg Partners LP are serving as financial advisors and Akin Gump LLP is serving as legal counsel to Jacobs.

Goldman Sachs is serving as financial advisor and Milbank LLP is serving as legal counsel to PA Consulting.

1	Based on the currency exchange rate of 1.33 USD to GBP.
2

Reconciliation of the expected accretion of the transaction to Jacobs adjusted EPS in the first 12 months after close and expectations for PA Consulting’s calendar year 2025 adjusted EBITDA before and including synergies to the most directly comparable GAAP measures are not available without unreasonable efforts because we cannot predict with sufficient certainty all the components required to provide such reconciliations.

3	See Non-GAAP Financial Measures and GAAP Reconciliations at the end of the press release for additional detail.

About Jacobs

At Jacobs, we’re challenging today to reinvent tomorrow – delivering outcomes and solutions for the world’s most complex challenges. With approximately $12 billion in annual revenue and a team of almost 43,000, we provide end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. From advisory and consulting, feasibility, planning, design, program and lifecycle management, we’re creating a more connected and sustainable world. See how at jacobs.com and connect with us on LinkedIn, Instagram, X and Facebook.

About PA Consulting

PA Consulting accelerates new growth ideas from concept, through design and development and to commercial success, and revitalizes organizations, building leadership, culture, systems and processes to make innovation a reality. PA Consulting’s global team of about 4,000, which includes strategists, innovators, designers, consultants, digital experts, scientists, engineers and technologists, work across seven sectors: consumer and manufacturing, defense and security, energy and utilities, financial services, government, health and life sciences, and transport to make a positive impact alongside the clients it supports, bringing ingenuity to life. PA Consulting operates globally from offices across the U.K., U.S., Europe, including in the Nordics and Netherlands.

Additional Information

Additional information regarding the transaction is available on our investor relations page at https://invest.jacobs.com/

The new Jacobs shares to be issued in connection with the transaction have not been registered under the U.S. Securities Act of 1933, as amended (U.S. Securities Act), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The new Jacobs shares to be issued in connection with the transaction will be issued pursuant to one or more exemptions from registration under the U.S. Securities Act.

Neither the U.S. Securities and Exchange Commission (SEC) nor any U.S. state securities commission has approved or disapproved of the new Jacobs shares to be issued in connection with the transaction or determined if this release is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

This release is for information purposes only and is not intended to and does not constitute, or form any part of, an offer, invitation or the solicitation of an offer to purchase or subscribe, otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction in connection with the transaction or otherwise.

# # #

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our plans to acquire the remaining stake in PA Consulting, the potential strategic and financial rationale for the proposed transaction, including the amount of expected synergies and the time period in which such synergies will be achieved, the future financial and operating results of the combined company, the growth opportunities and strategic benefits, the expected timing and structure of the proposed transaction, the expectation that the transaction will be accretive to adjusted earnings per share in 12 months, the ability of the parties to complete the proposed transaction, and any assumptions underlying any of the foregoing. We base these forward-looking statements on management’s current estimates and expectations, as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements including, but not limited to, uncertainties as to, the possibility that the closing conditions for the proposed transaction may not be satisfied or waived, on a timely basis or otherwise; the risks that any consents or approvals, including any regulatory approvals, required in connection with the proposed transaction may not be received; the risk that the proposed transaction may not be completed on the terms or in the time-frame expected by the parties; unexpected costs, liabilities, charges or expenses related to the proposed transaction and the actual terms of any financings that will be obtained for the transaction; our ability to successfully integrate PA Consulting into our business, our ability to realize the estimated synergies of the proposed transaction; our ability to retain and hire key personnel, customers or suppliers while the proposed transaction is pending or after it is completed; as well as other factors that may impact us, such as competition from existing and future competitors in our target markets, financial market risks to us, including by affecting our access to capital, timing of the award of projects and funding and potential changes to governmental priorities and reduction in governmental spending, changes in U.S. or foreign tax laws, including the tax legislation enacted in the U.S. in July 2025, statutes, rules, regulations or ordinances, including the impact of, and changes to tariffs and retaliatory tariffs or trade policies, that may adversely impact our future financial positions or results of operations, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets, the possibility of a recession or economic downturn, and increased uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, among others. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements, see our filings with the U.S. Securities and Exchange Commission. The company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

Non-GAAP Financial Measures

In this press release, Jacobs has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.

Adjusted net revenue is calculated by adjusting revenue from continuing operations to exclude amounts we bill to clients on projects where we are procuring subcontract labor or third-party materials and equipment on behalf of the client (referred to as “pass throughs”). These amounts are considered pass throughs because we receive no or only a minimal mark-up associated with the billed amounts. In 2023, we amended our name and convention for revenue, excluding pass-through costs from “net revenue” to “adjusted net revenue.” This name change is intended to make the non-GAAP nature of this measure more prominent and does not impact measurement. We sometimes refer to our GAAP revenue as “gross revenue”.

Jacobs adjusted earnings from continuing operations before taxes, adjusted income tax expenses from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.	Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:

a.

transaction costs and other charges incurred in connection with mergers, acquisitions, strategic investments and divestitures, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to certain sellers in connection with certain acquisitions and similar transaction costs and expenses (collectively referred to as “Transaction Costs”);

b.

recoveries, costs and other charges associated with (i) restructuring activities, (ii) cost reduction initiatives implemented in connection with mergers, acquisitions, strategic investments and divestitures, including the separation of the CMS/C&I business, such as advisor fees, involuntary terminations and related costs, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and other personnel costs, (iii) involuntary termination programs and other related separations impacting management and employees, including related transition costs, and (iv) certain legal costs and expenses to the extent related to (i) - (iii) or determined to not be related to continuing operations (clauses (i) – (iv) collectively referred to as “Restructuring, integration, separation and other charges”).

2.	Excluding items collectively referred to as “Other adjustments”, which include:

a.	intangible assets amortization and impairment charges;

b.	impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;

c.	impacts related to tax rate increases in the UK in a prior period;

d.	revenue under the Company’s transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes, and any SG&A costs associated with the provision of such services;

e.	pretax mark-to-market and other related gains or losses associated with the Company’s investment in Amentum stock recorded in connection with the Separation Transaction;

f.	discounts and expenses related to the one-time exchange of the Company’s investment in Amentum shares for a portion of the Company’s outstanding term loans, which term loans were canceled; and

g.	impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities.

We eliminate the impact of “Restructuring, Transaction and Other Charges” and “Other Adjustments” because we do not consider these to be indicative of ongoing operating performance. Actions taken by the company to enhance efficiencies are subject to significant fluctuations from period to period. Jacobs’ management believes the exclusion of the amounts relating to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and interest expense to, and deducting interest income from, adjusted net earnings attributable to Jacobs from continuing operations.

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the announced transaction by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of Jacobs’ performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain financial and operating metrics which management believes are useful in evaluating the announced transaction. Adjusted EBITDA margin refers to a ratio of adjusted EBITDA to adjusted net revenue.

Jacobs provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into Jacobs’ financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of Jacobs to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP revenue from continuing operations to adjusted net revenue from continuing operations and Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA. For the comparable period presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands.

Reconciliation of Revenue from Continuing Operations to Adjusted Net Revenue from Continuing Operations (in thousands):

Fiscal Year Ended September 26, 2025
Revenue from Continuing Operations	$12,029,783
Pass Through Revenue	(3,334,818)

Adjusted Net Revenue from Continuing Operations	$8,694,965

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA (in thousands):

Fiscal Year Ended September 26, 2025
Net Earnings Attributable to Jacobs from Continuing Operations	$313,302
After-tax effects of Restructuring, Transaction and Other Charges	43,956
After-tax effects of Other Adjustments	388,357

Adj. Net Earnings Attributable to Jacobs from Continuing Operations	745,615
Adj. Income Tax Expense from Continuing Operations	268,885

Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	1,014,500
Depreciation expense	82,059
Interest income	(35,804)
Interest expense	145,788

Adjusted EBITDA	$1,206,543

Adjusted EBITDA Margin	13.9%
Addback to Adjusted EBITDA to eliminate Redeemable Noncontrolling Interests attributable to PA	52,321

Adjusted EBITDA - adjusted to illustrate 100% ownership of PA for FY25	$1,258,864

Adjusted EBITDA Margin	14.5%

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Attributable Before Taxes (in thousands):

Fiscal Year Ended September 26, 2025
Earnings from Continuing Operations Before Taxes	$543,477
Restructuring, Transaction and Other Charges(1):
Transaction costs	64
Restructuring, integration, separation and other charges	61,316
Other Adjustments(2):
Transition Services Agreement, net	(14,475)
Amortization of intangibles	155,517
Mark-to-market and other related (gains) losses on investment in Amentum stock	227,305
Other	97,060

Adjusted Earnings from Continuing Operations Before Taxes	1,070,264
Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations	(55,764)

Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	$1,014,500

(1)

Includes pre-tax charges primarily relating to the Separation Transaction, as well as charges associated with various transaction costs and activity associated with Jacobs’ restructuring and integration programs.

(2)

Includes pre-tax charges relating to amortization of intangible assets and the impact of certain subsidiary level compensation based agreements, pretax mark-to-market gains and losses associated with our investment in Amentum stock in connection with the Separation Transaction, income under Jacob’s TSA with Amentum in connection with the Separation Transaction and discounts and expenses associated with Jacobs’ non-cash equity for debt exchange transacted on March 13, 2025.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands):

Fiscal Year Ended September 26, 2025
Income Tax Expense for Continuing Operations	$(215,555)
Tax Effects of Restructuring, Transaction and Other Charges(1)
Transaction costs	83
Restructuring, integration, separation and other charges	(16,949)
Tax Effects of Other Adjustments(2)
Transition Services Agreement, net	3,691
Amortization of intangibles	(39,776)
Other	(379)

Adjusted Income Tax Expense from Continuing Operations	$(268,885)

(1)

Includes income tax impacts on restructuring activities primarily relating to the Separation Transaction as well as charges associated with various transaction costs and activity associated with Jacobs’ restructuring and integration programs.

(2)

Includes income tax impacts on amortization of intangible assets, certain subsidiary level compensation-based agreements, income under Jacobs’ TSA with Amentum in connection with the Separation Transaction and discounts and expenses associated with Jacobs’ non-cash equity for debt exchange transacted on March 13, 2025.

For additional information contact:

Investors:

Bert Subin

JacobsIR@jacobs.com

Media:

Louise White, 469.724.0810

media@jacobs.com